UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8−K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

INSMED INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Deer Park Drive, Suite C,
Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 997-4600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02 –Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2012, the Board of Directors (the “Board”) of Insmed Incorporated (the “Company”) elected Al Altomari as a director of the Company.  Mr. Altomari has been elected to serve a term expiring at the Company’s 2013 annual meeting of stockholders.  Mr. Altomari has also been appointed to serve on the Board’s Audit Committee, replacing Dr. Randall Whitcomb who resigned from the Audit Committee following Mr.Altomari’s appointment.

In connection with his election to the Board, Mr. Altomari received a grant of 4,327 restricted stock units on August 2, 2012, which have a one-year cliff vesting provided that he attends at least 75% of the Board meetings during the vesting period.  Mr. Altomari will also receive the standard compensation for serving as a director and member of the Audit Committee, pro-rated for the remainder of 2012, as set forth under “Director Compensation” in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2012.

On August 6, 2012, the Company issued a press release announcing the election of Mr. Altomari to the Board, which is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 9.01 –	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated August 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2012

INSMED INCORPORATED

By:	/s/ Andrea Holtzman Drucker
Name:	Andrea Holtzman Drucker
Title:	Senior Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 6, 2012.